Director Compensation Policy

On October 1, 2015 the Compensation Committee of Caladrius Biosciences, Inc. (the “Company”), after consultation with the Board, adopted the Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”), for all non-employee Board members which policy was amended by the Board on May 16, 2017 and December 4, 2017, and currently provides that:

•	each Board member shall be authorized to receive an annual cash compensation retainer of $40,000 for his or her service as a Board member;

•	the Lead Director shall be authorized to receive an additional annual cash compensation retainer of $10,000 for his or her service as the Lead Director;

•	the Non-executive Chair shall be authorized to receive an additional annual cash compensation retainer of $30,000 for his or her service as the Non-executive Chair;

•	each member of the Company’s Audit Committee shall be entitled to receive annual cash compensation of $8,000 for his or her service on such committee;

•	each member of the Company’s Compensation Committee shall be entitled to receive annual cash compensation of $6,000 for his or her service on such committee;

•	each member of the Company’s Nominating and Governance Committee shall be entitled to receive annual cash compensation of $4,500 for his or her service on such committee;

•	each member of the Company’s Science and Technology Committee shall be entitled to receive annual cash compensation of $4,500 for his or her service on such committee;

•	the Audit Committee Chair shall be authorized to receive annual cash compensation of $18,000 for his or her service as the Chair;

•	the Compensation Committee Chair shall be authorized to receive annual cash compensation of $12,000 for his or her service as the Chair;

•	the Nominating and Governance Committee Chair shall be authorized to receive annual cash compensation of $9,000 for his or her service as the Chair;

•	the Science and Technology Committee Chair shall be authorized to receive annual cash compensation of $9,000 for his or her service as the Chair;

•
each member of the Board shall receive annually on the second Monday in January a grant of restricted stock with a black scholes value of $30,000 with the number of shares to be issued on the grant date calculated based on the average closing price of the common stock of the Company during the 30 day period of October 15 through November 15 prior to the grant date, vesting at one year from the grant date; and

•
each newly appointed Board member shall receive an initial grant of restricted stock with a black scholes value of $60,000 with the number of shares to be issued on the grant date calculated based on the grant date fair value with one-third vesting annually on each of the first, second and third anniversaries of the grant date.